UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2026

XCF GLOBAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42687	33-4582264
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3040 Post Oak Blvd.
Floor 18 Suite 164
Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

(346) 630-4724

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	SAFX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Private Placement Issuances

On June 11, 2026, XCF Global, Inc. (the “Company”), entered into securities purchase agreements with certain accredited investors (the “Purchase Agreement”) pursuant to which the Company agreed to issue an aggregate of 4,000,000 shares (the “Shares”) of its Class A common stock, par value $0.0001 (“Common Stock”) for aggregate gross proceeds of approximately $600,000.00 at a purchase price per share of $0.15.

The Shares will not be registered under the Securities Act of 1933, as amended (the “Securities Act”) and will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D as promulgated under the Securities Act. Each of the investors has represented that it is an accredited investor, as defined in Rule 501 of Regulation D promulgated under the Securities Act.

H.C. Wainwright & Co. and Roth Capital Partners are acting as the exclusive co-placement agents for the offering. In connection with the offering, the Company entered into an engagement letter with H.C. Wainwright & Co., LLC (“Wainwright”), pursuant to which it agreed to pay a cash fee of 7% of the aggregate gross proceeds raised in the offering, in lieu of which cash fee the Company agreed to issue to the placement agents an aggregate of 233,333 shares of its Common Stock. In addition, the Company agreed to reimburse Wainwright for legal fees incurred by it in connection with the offering and to issue to the placement agents warrants to purchase common stock of the Company equal to 3% of the aggregate number of shares of common stock sold in the offering. The placement agent warrants have a term of five years from the date of issuance and have an exercise price of $0.21 per share.

An existing stockholder of the Company will purchase directly from us 666,666 of the Shares for gross proceeds of $100,000. The placement agents did not engage in the solicitation of, or participate in the distribution of, the offering to the existing stockholder.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, the form of which are filed as Exhibit 10.1 to this Current Report on Form 8-K, and are incorporated into this Item 1.01 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K under “Private Placement Issuances,” including information regarding shares and warrants issued to the placement agents, as applicable, is incorporated into this Item 3.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement, dated as of June 11, 2026, by and between the Company and Investors.
104	Cover page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2026
XCF GLOBAL, INC.

	By:	/s/ Christopher Cooper
	Name:	Christopher Cooper
	Title:	Chief Executive Officer